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                                                        EXHIBIT 99.(a)(3)




                          [LETTERHEAD OF CIMCO, INC.]





                             LETTER TO PARTICIPANTS
                   IN THE CIMCO AND SUBSIDIARIES 401(K) PLAN


                   OFFER TO PURCHASE CIMCO, INC. COMMON STOCK


   We are enclosing materials being sent to all stockholders of CIMCO, Inc., a Delaware corporation (the "Company"), relating to a tender offer by Hanwest, Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of M.A. Hanna Company, a Delaware corporation, to purchase all outstanding shares of common stock, $.01 par value per share (the "Common Stock"), including any associated preferred stock purchase rights (collectively, the "Shares"), of the Company, for $10.50 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in its Offer to Purchase dated December 27, 1995 (the "Offer to Purchase") and in the related Letter of Transmittal, which together constitute the "Offer." The Offer is made only pursuant to the Offer to Purchase and the Letter of Transmittal, copies of which are enclosed for your information.


===============================================================================
  PLEASE NOTE THAT PURSUANT TO THE PLAN (AS DEFINED BELOW), THESE MATERIALS ARE BEING DELIVERED TO PERSONS PARTICIPATING IN THE PLAN AS OF SEPTEMBER 30, 1995. IF YOU NO LONGER PARTICIPATE IN THE PLAN AND HAVE RECEIVED THE ENTIRE BALANCE OF YOUR ACCOUNT (AS DEFINED BELOW), PLEASE DISREGARD THESE MATERIALS. IF YOU HAVE ANY QUESTIONS REGARDING YOUR STATUS AS A PARTICIPANT IN THE PLAN, PLEASE CONTACT LAURANCE SIMMONS AT THE COMPANY AT 714-546-4460, EXTENSION 217.
===============================================================================


   Under the terms of the CIMCO and Subsidiaries 401(k) Plan (the "Plan"), Shares owned by the Plan under the Company Stock Fund (the "Fund") are held by Union Bank, the Trustee under the Plan ("Trustee"), for the benefit of participants who have allocated a portion of their account under the Plan ("Account") to the Shares. This means that instead of direct ownership of Shares, you have an undivided interest in the Shares owned by the Trustee, that is, you are a "beneficial" stockholder. Since you are a beneficial owner of Shares, a copy of the Company's offering materials to its stockholders is being sent to you. You are urged to examine these materials carefully. The enclosed Letter of Transmittal, which direct stockholders are to use, has been enclosed for your information only and cannot be used by you to tender Shares held under the Plan.

   If you are also a direct stockholder of the Company, you will receive under separate cover another copy (or copies) of the offering materials which should be used to tender the Shares you own directly if you should choose to do so.

   Only the Trustee can tender Shares owned by the Plan ("Plan Shares"). The Plan provides for a pass through to participants, acting as "named fiduciaries" as described below, of the decision whether to tender Plan Shares. This letter describes how the Offer affects your interest under the Plan and sets forth the special procedures that must be followed in order for you to give valid and timely directions to the Trustee. AS A PARTICIPANT IN THE PLAN, YOU CAN HAVE SHARES BENEFICIALLY OWNED BY YOU UNDER THE PLAN TENDERED ONLY BY FOLLOWING THESE INSTRUCTIONS. THE TENDER OF ANY OF THESE SHARES WILL NOT RESULT IN A DIRECT PAYMENT TO YOU; RATHER, PAYMENT WILL BE RECEIVED BY THE TRUSTEE AND WILL AFFECT YOUR INTEREST IN THE PLAN, AS DESCRIBED BELOW.

   The Fund is invested in Shares, but it is valued in dollars. In the past, you have been provided statements showing the number of Shares allocated to your Account as of the dates of those statements. The exact
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number of Shares allocated to your Account during the Offer period will not be available to the Trustee prior to the expiration of the Offer. However, because the Plan requires Plan participants to tender all or none of the Shares allocated to their Account, the Trustee does not need to have this information available at this time. If the Purchaser consummates the Offer, the Trustee will receive $10.50 per Share for each Plan Share tendered at your direction and subsequently these proceeds will be allocated based on the number of Shares allocated to your Account on the date the Offer is consummated.

   Under the Plan, as a participant, you may direct the Trustee to tender all Shares allocated to your Account by following the procedures described in this Letter to Participants. You also may direct the Trustee not to tender any such Shares allocated to your Account or to withdraw any tender you have directed it to make.

   Before making a decision, you should read carefully the materials in the enclosed Offer to Purchase and the Tender Instruction Form. The trustee, Union Bank, makes no recommendation as to whether to tender or to refrain from tendering.

   The Offer is conditioned upon, among other things, the holders of at least a majority of the Shares (on a fully diluted basis) tendering such Shares pursuant to the Offer (the "Minimum Condition"). See Section 15 of the Offer to Purchase for a description of the conditions to the Offer. If the Minimum Condition and the other conditions to the Offer are satisfied and the Purchaser consummates the Offer, the Company will be merged with and into the Purchaser, with the Company as the surviving corporation. In connection with the merger, any Shares that are not tendered in the Offer will be converted automatically into the right to receive $10.50 per Share, except for Shares held by any holder which exercises its appraisal rights pursuant to Section 262 of the Delaware General Corporation Law (see Sections 10 and 16 of the Offer to Purchase). The Offer to Purchase discusses these matters in detail.

   The Trustee will tender Shares upon the direction of Plan participants on the enclosed Tender Instruction Form. If you take no action, no Shares allocated to your Account will be tendered by the Trustee, unless the Committee under the Plan determines, in its fiduciary capacity, that such Shares should be tendered. Therefore, if you do not want the Shares allocated to your Account tendered, you should direct the Trustee not to tender them on the enclosed Tender Instruction Form. It is very important that you read all of the enclosed materials and follow the instructions carefully if you wish to direct the Trustee whether to tender any Shares allocated to your Account. THE TRUSTEE WILL TREAT CONFIDENTIALLY YOUR DECISION WHETHER OR NOT TO DIRECT IT TO TENDER SHARES ALLOCATED TO YOUR ACCOUNT AND WILL NOT DISCLOSE IT TO THE COMPANY.

   Each Plan participant is a "named fiduciary" (as defined in Section 402(a)(2) of the Employee Retirement Income Security Act of 1974, as amended) with respect to a decision to direct the Trustee to tender or not tender the Shares allocated to his or her Account. Fiduciaries under ERISA (including persons designated as "named fiduciaries") are required to act prudently, solely in the interest of the Plan participants and beneficiaries, and for the exclusive purpose of providing benefits to Plan participants and beneficiaries. By signing, dating and returning the enclosed Tender Instruction Form, you are accepting your designation under the Plan as a "named fiduciary". You should therefore exercise your tender rights prudently. You should sign, date and return a Tender Instruction Form only if you wish to act as "named fiduciary".

   If you direct the Trustee to tender the Shares allocated to your Account, the cash that is paid for the tendered Shares will be held by the Trustee in a money market fund and then as soon as practicable will be reinvested by the Trustee in accordance with your current election under the Plan for future contributions.

   During the Offer period (and thereafter for so long as legal restrictions apply), the Trustee will not execute any transactions under the Fund including purchasing any Shares for the Fund. Instead, the Trustee will accumulate any of your contributions, Company contributions, and any loan repayments that you have directed into the Fund. The Trustee will invest these amounts in a money market fund, pending re-investment as directed.

   BECAUSE A PORTION OF YOUR ACCOUNT IS INVESTED IN THE FUND, NO DISTRIBUTIONS WILL BE MADE FROM THE PORTION OF YOUR ACCOUNT INVESTED IN THE FUND FOR ANY REASON (E.G., LOANS, DISTRIBUTIONS ON ACCOUNT OF RETIREMENT, DEATH,
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DISABILITY OR TERMINATION OF EMPLOYMENT) DURING OR IMMEDIATELY FOLLOWING THE
OFFER PERIOD WHETHER OR NOT YOU DIRECT THE TRUSTEE TO TENDER SHARES.

   If you elect to direct the Trustee to tender Shares allocated to your Account, the enclosed Tender Instruction Form must be sent to the Trustee. The address to which the Form can be mailed or delivered is shown on the reply envelope. PLEASE NOTE THAT ALTHOUGH THE DEADLINE FOR THE TRUSTEE TO TENDER SHARES IS 12:00 MIDNIGHT, NEW YORK CITY TIME, JANUARY 25, 1996, UNLESS EXTENDED, YOUR TENDER INSTRUCTION FORM MUST BE RECEIVED BY THE TRUSTEE BY 1:00 P.M., CALIFORNIA TIME, JANUARY 23, 1996, UNLESS EXTENDED.

   All questions and requests for assistance should be addressed to Laurance Simmons at the Company at (714) 546-4460, extension 217.

   IF YOU WISH TO DIRECT THE TRUSTEE TO TENDER SHARES ALLOCATED TO YOUR ACCOUNT OR NOT TO TENDER THEM, YOU MUST COMPLETE AND SIGN THE ENCLOSED TENDER INSTRUCTION FORM. IF YOU DO NOT SIGN THE FORM OR IF YOU DO NOT PROPERLY FILL IT OUT, YOUR DIRECTIONS WILL NOT BE ACCEPTED AND THE INSTRUCTION FORM, AS WELL AS YOUR DIRECTIONS, WILL BE VOID.
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                                  CIMCO, Inc.


                            TENDER INSTRUCTION FORM
                          FOR SHARES IN THE CIMCO AND
                     SUBSIDIARIES 401(K) PLAN (THE "PLAN")





                                   [label]




TO UNION BANK, TRUSTEE:

   I am a participant in the above-referenced Plan who beneficially owns Shares, and, as such, I received a copy of the Letter to Participants.

   I wish to direct you as follows with respect to Shares allocated to my
Account:

                              TENDER INSTRUCTIONS

____ By checking this space, I direct the Trustee to tender ALL Shares allocated to my Account under the Plan.

____ By checking this space, I direct the Trustee NOT to tender any Shares allocated to my Account under the Plan.





   I have read and understand the Offer to Purchase and the Letter To Participants and I agree to be bound by the terms of the Offer. I hereby direct Union Bank, as Plan Trustee, to follow the direction set forth above. I acknowledged and agree that I am acting as a "named fiduciary" in providing this direction. If I have directed the Trustee to tender Shares allocated to my Account on my behalf, I understand that the Trustee will hold and invest the proceeds from the sale of these Shares in a money market fund, to be invested as soon as practicable in
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accordance with my investment election for new contributions, as described in the Letter to Participants. I understand and declare that if the tender of Shares allocated to my Account is accepted, the payment received by the Trustee therefor will be full and adequate compensation for these Shares in my judgment.

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DATE                                    SIGNATURE OF PARTICIPANT


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SOCIAL SECURITY NUMBER                  PLEASE PRINT NAME AND ADDRESS


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                                                    TELEPHONE NO.


NOTE: THIS TENDER INSTRUCTION FORM MUST BE PROPERLY COMPLETED AND SIGNED IF IT IS TO BE FOLLOWED. IF THE FORM IS NOT SIGNED, THE DIRECTIONS INDICATED WILL NOT BE ACCEPTED. PLEASE RETURN THIS TENDER INSTRUCTION FORM TO THE TRUSTEE USING THE PREADDRESSED REPLY ENVELOPE PROVIDED WITH YOUR TENDER MATERIALS, BY 1:00 P.M., CALIFORNIA TIME, JANUARY 23, 1996, UNLESS EXTENDED.

YOUR DECISION WHETHER OR NOT TO HAVE SHARES ALLOCATED TO YOUR ACCOUNT TENDERED WILL BE KEPT CONFIDENTIAL.

IF YOU DO NOT RETURN THIS FORM BY THE DEADLINE, NO PLAN SHARES ALLOCATED TO YOUR ACCOUNT WILL BE TENDERED BY THE TRUSTEE UNLESS THE COMMITTEE UNDER THE PLAN DETERMINES OTHERWISE.

YOU WILL BE A "NAMED FIDUCIARY" WITH RESPECT TO ALL SHARES FOR WHICH YOU ARE ENTITLED TO GIVE INSTRUCTIONS.